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                                                                    Exhibit 11.1

                            C. BREWER HOMES, INC.

            STATEMENT REGARDING COMPUTATION OF LOSS PER COMMON SHARE (IN THOUSANDS, EXCEPT FOR LOSS PER COMMON SHARE INFORMATION)


                                                              Quarters Ended
                                                           --------------------
                                                           June 30,    June 30,
                                                             1996        1995
                                                           --------    --------
Class A  Common Stock

   Shares issued and outstanding                            2,700       2,622

Class B Common Stock

   Shares issued and outstanding                            5,636       5,714
   Treasury stock purchased July 26, 1995                      (4)        -
                                                           --------    --------
Weighted average number of common shares outstanding        8,332       8,336
                                                           ========    ========
Net loss                                                   $ (265)     $ (520)
                                                           ========    ========
Loss per common share                                      $  (0.03)   $  (0.06)
                                                           ========    ========


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